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                       CONSENT TO INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Renal Treatment Centers, Inc. on Form S-3 (File No. 33-88418, 33-93060, 33-96828, 333-3716) and S-8 (File No. 33-95750 and 33-94262) of our report dated
June 26, 1996 on our audit of the combined financial statements of the KCDC/KCCC Group as of December 31, 995 and for the year then ended, which report is included in this Form 8-K/A.



/s/Coopers & Lybrand, L.L.P.
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Coopers & Lybrand, L.L.P.

Wayne, Pennsylvania
July 2, 1996